Exhibit 32


                           INVESTMENT ASSOCIATES, INC.
                              A Nevada Corporation
                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Investment Associates, Inc. (the "Company") on Form 10-KSB for the year ended September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), we, David Ward, President and Chief Executive Officer, and Robert Hemmerling, Chief Financial Officer and Secretary, certify, pursuant to 18 U.S.C. ss.ss. 1350, as adopted pursuant to ss.ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated December 18, 2003                     /s/David Ward
                                            ----------------------------
                                            David Ward,
                                            President, C.E.O. and C.F.O.


                                            /s/Robert Hemmerling
                                            --------------------
                                            Robert Hemmerling,
                                            C.F.O. and Secretary